UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified in Its Charter)

BROADCOM LIMITED

BROADCOM CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

If you previously voted Qualcomm’s white proxy card you have every right to change your vote by voting a later-dated BLUE proxy card or BLUE voting instruction form. Stockholders are urged NOT to sign or return any white proxy card received from Qualcomm and are strongly encouraged to discard the white proxy card. Only your last-dated proxy card, Internet or telephone vote will count. How Do I Vote? Voting is easy. You can vote in the following ways: VOTE ONLINE 1. Registered holders will vote the BLUE proxy card by internet at http://www.fcrvote.com/qcom. Beneficial holders will vote the BLUE voting instruction form through Broadridge at http://www.proxyvote.com. 2. Locate the unique Control Number on your BLUE proxy card or BLUE voting instruction form. 3. Access the designated voting website. 4. Follow the simple instructions provided. VOTE BY PHONE 1. Locate the Control Number featured on your BLUE proxy card or BLUE voting instruction form. 2. Dial the designated telephone number and follow the simple voice prompts. VOTE BY MAIL Sign, date and return your BLUE Proxy Card in the postage-paid envelope provided. Vote the BLUE Proxy Card Today Qualcomm stockholders may submit a vote by mail, Internet or telephone by following the instructions on your BLUE proxy card or voting instruction form. Vote “FOR” ALL of Broadcom’s independent and highly qualified director nominees. Questions If you have any questions or need assistance voting your BLUE proxy card, please contact our proxy solicitor, D.F. King & Co., Inc., at (800) 848-2998 (TOLL-FREE) or (212) 269-5550 (collect). PRESS RELEASES PRESENTATIONS DIRECTOR NOMINEES SEC FILINGS Vote Now Receive Alerts

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Additional Information
The information on this site does not constitute an offer to buy or solicitation of an offer to sell any securities. The information on this site relates to a proposal which Broadcom Limited (“Broadcom”) has made for an acquisition of Qualcomm Incorporated (“Qualcomm”) and Broadcom’s intention to solicit proxies for the election of Broadcom nominees to the Qualcomm Board and certain other proposals at Qualcomm’s 2018 annual meeting of stockholders. In furtherance of this proposal and subject to future developments, Broadcom (and, if a negotiated transaction is agreed, Qualcomm) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. The information on this site is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Broadcom and/or Qualcomm may file with the SEC in connection with the proposed transaction.
Investors and security holders of Broadcom and Qualcomm are urged to read the proxy statement(s), registration statement, tender offer statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of
Broadcom and/or Qualcomm, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the web site maintained by the SEC at http://www.sec.gov.
The information on this site shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of
1933, as amended.
Participants in Solicitation
Broadcom, certain of its subsidiaries, its directors and executive officers, other members of management and employees and Broadcom’s nominees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction, including with respect to Qualcomm’s 2018 annual meeting of stockholders. You can find information about Broadcom’s executive officers and directors in Broadcom’s definitive proxy statement filed with the SEC on
February 17, 2017. Information about the Broadcom nominees will be included in the proxy statement Broadcom intends to file with the SEC. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.